UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2008

Who’s Your Daddy, Inc. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	0-33519 (Commission File Number)	98-0360989 (IRS Employer Identification No.)

5840 El Camino Real, Suite 108 Carlsbad, California (Address of principal executive offices)	92008 (Zip Code)

(760) 438-5470 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01  Entry into a Material Definitive Agreement.

On November 21, 2008, Who’s Your Daddy, Inc. (the “Company”) entered into a Master Distributor Agreement (the “Distributor Agreement”) with Beryt Promotion, LLC, a Nevada limited liability company (“Distributor”).  The Distributor Agreement, which has a term of one year, provides that, in exchange for Distributor acting as the exclusive distributor of the Company’s products, with the right to sub-distribute, the Company shall (1) sell the Company’s products to the Distributor at a discount to the retail price; and (2) issue to the Distributor 100,000 shares of the Company’s common stock.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to the Distributor Agreement.

On November 21, 2008 the Company entered into a Separation Agreement and General Release (the “Settlement Agreement”) with its former Senior Vice President and Chief Financial Officer, John F. Moynahan.  The Settlement Agreement provides that, in exchange for Mr. Moynahan’s waiver of the compensation due to him upon his resignation under his Employment Agreement, the Company will pay to Mr. Moynahan a total of $120,000 as follows: (1) $10,000 upon the execution of the Settlement Agreement; (2) 5% of the net proceeds received by the Company from capital raised through direct loans or the issuance of debt or equity instruments up to the first $1,000,000, and 8% of all such funds received thereafter; and (3) a portion of cash collections from sales of the Company’s products.

Section 3 - Securities and Trading Markets
Item 3.02Unregistered Sales of Equity Securities

Pursuant to the Distributor Agreement described in Item 1.01, the Company issued 100,000 shares of the Company’s common stock to Beryt Promotion, LLC (“Distributor”).  The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Act and/or Rule 506 of Regulation D promulgated pursuant thereto.  The Company believes that the Distributor is an “accredited investor” under Rule 501 under Regulation D of the Act and had adequate access to information about the Company.

On November 25, 2008, the Company closed a private offering consisting of an aggregate of $380,000 face value, 10% convertible promissory notes, together with 720,000 shares of common stock, pursuant to a private offering, to a total of 11 individuals.  Pursuant to an Investment Banking Agreement with Grant Bettingen, Inc. (“Grant Bettingen”), the Company issued a total of 380,000 shares of common stock to Grant Bettingen as commissions for assisting with the private offering.  The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Act and/or Rule 506 of Regulation D promulgated pursuant thereto in conducting the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 26, 2008	WHO’S YOUR DADDY, INC.,
a Nevada corporation

/s/ Michael R. Dunn
By: Michael R. Dunn
Its: Chief Executive Officer